Exhibit 24.2

POWER OF ATTORNEY

The undersigned director of Offerpad Solutions Inc. hereby constitutes and appoints each of Brian Bair and Peter Knag, and each of them singly (with full power to each of them to act alone), as her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for the undersigned and in her name, place, and stead, in any and all capacities, to sign this registration statement and any or all amendments, including post-effective amendments to this registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on February 24, 2026.

SIGNATURE	TITLE

/s/ Tela Mathias Tela Mathias	Director